UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2009
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Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of April 1, 2009, the Company amended its revolving credit facility (the “Loan Agreement”) and outstanding senior notes (the “Note Agreements”) (the “Agreements”).  The Company, together with its domestic subsidiaries (Sypris Technologies, Inc., Sypris Technologies Kenton, Inc., Sypris Technologies Marion, LLC, Sypris Technologies Mexican Holdings, LLC, Sypris Test & Measurement, Inc., Sypris Data Systems, Inc. and Sypris Electronics, LLC) (the “Subsidiary Guarantors”) and its current bank group (JPMorgan Chase Bank, N.A., Bank of America, N.A. and National City Bank (collectively, the “Banks”)) signed the 2009A Amendment to Loan Agreement (the “Loan Amendment”) on March 31, 2009. In addition, the Company, each of the Subsidiary Guarantors and its current noteholders (The Guardian Life Insurance Company of America, Connecticut General Life Insurance Company, Life Insurance Company of North America, The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York (collectively, the “Noteholders”)) signed the Fourth Amendment to Note Purchase Agreement (the “Note Amendments”) on March 31, 2009 (the Loan Amendment and the Note Amendments, collectively, the “Amendments”).

The Loan Amendment extends the maturity date of the Loan Agreement from October, 2009 through January 15, 2010, while the Note Amendments implement the same maturity date for the Note Agreements.  Under the Amendments the Company has committed to work closely with its Banks and Noteholders to continue to explore various strategic alternatives, including financial incentives if the Company were to refinance the Company’s debt before the maturity date.  The Amendments waive certain violations or potential violations of the Company’s financial covenants as of December 31, 2008, among others, and substituted new covenants regarding: quarterly minimum net worth levels, cumulative quarterly “EBITDAR” levels and monthly minimum liquidity reserves, among others.  The Amendments also commit the Company to obtain the consent of the Banks and the Noteholders before making any dividend payments and impose certain fees and interest rate increases. To the extent that marketable securities or other collateral is sold outside of the ordinary course of business, the Amendments also provide for certain prepayments to the Banks and the Noteholders.  The Company expects to be able to comply with the amended covenants. However, no assurances can be given that changing business, regulatory or economic conditions might not cause the Company to violate one or more covenants which could result in default or acceleration of any debt under the Agreements.

Section 3 – Securities and Trading Markets

Item 3.03.  Material Modification to Rights of Security Holders.

The Company executed the Amendments on March 31, 2009, effective in each case as of April 1, 2009.  Among other things, the Amendments require the Company to obtain the consent of the Banks and the Noteholders before making any dividend payments to holders of the Company’s outstanding common stock par value $.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

Dated: April 6, 2009	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary

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